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                                OPTION AGREEMENT

         This OPTION AGREEMENT (this "Agreement") is dated as of May   , 2000,
by and between NORTHERN STATES POWER COMPANY, a Minnesota corporation ("NSP"), and NRG ENERGY, INC., a Delaware corporation ("NRG").

         A. NSP beneficially owns [147,604,500] shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), of NRG, which is convertible into shares of common stock, par value $0.01 per share ("Common Stock") of NRG.

         B. On the date hereof, NRG will issue shares of Common Stock in an initial public offering (the "Initial Public Offering") registered under the Securities Act of 1933, as amended (the "Securities Act").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NSP and NRG, for themselves, their successors, and assigns, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings, applicable both to the singular and the plural forms of the terms described:

         "Affiliate" means, with respect to a given Person, any Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote securities having a majority of the voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

         "Applicable Stock" means at any time the (i) shares of Common Stock Equivalents owned by the NSP Entities owned on the date hereof, plus (ii) shares of Common Stock Equivalents purchased by the NSP Entities pursuant to Article II of this Agreement or otherwise, plus (iii) shares of Common Stock Equivalents that were issued to NSP Entities in respect of shares described in either clause
(i) or clause (ii) in any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event.

         "Common Stock Equivalents" means the Common Stock, the Class A Common Stock, any other class of NRG's capital stock representing the right to vote generally for the election of
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directors and, if NRG is a subsidiary corporation includable in a consolidated federal income tax return of NSP, any other security of NRG treated as stock for purposes of Section 1504 of the Internal Revenue Code of 1986, as amended.

         "Follow On Offering" means any firm underwritten offering by the Company of Common Stock Equivalents registered under the Securities Act on Form S-1, S-2 or S-3, but excluding offerings registered in connection the a merger or reorganization, or offerings relating to employee benefit plans on Form S-8 or its successor.

         "Market Price" of any shares of Common Stock on any date means (i) in the event NSP is exercising the Option as a result of an Option Notice delivered by the Company pursuant to Section 2.2(a), the price to be paid by the person acquiring shares as described in the Option Notice, (ii) in the event NSP is exercising the Option as a result of an Option Notice delivered by the Company pursuant to Section 2.2(b), (a) the average of the last sale price of such shares for the fifteen trading days immediately preceding such date on The New York Stock Exchange or, if such shares are not listed thereon, on the principal national securities exchange or automated interdealer quotation system on which such shares are traded or (b) if such sale prices are unavailable or such shares are not so traded, the value of such shares on such date determined in accordance with agreed-upon procedures reasonably satisfactory to NRG and NSP;
(iii) in the event NSP is exercising the Option as a result of an Option Notice delivered by the Company pursuant to Section 2.2(c), the net price paid to the Company by the underwriters in the Follow On Offering (excluding any underwriting discount or commissions).

         "NRG Entities" means NRG and its Subsidiaries, and "NRG Entity" shall mean any of the NRG Entities.

         "NSP Entities" means NSP and its Affiliates (other than Affiliates that constitute NRG Entities), and "NSP Entity" shall mean any of the NSP Entities.

         "Ownership Percentage" means, at any time, the fraction, expressed as a percentage and rounded to the next highest thousandth of a percent, whose numerator is the aggregate number of shares of the Applicable Stock and whose denominator is the aggregate number of outstanding shares of Common Stock Equivalents of NRG; provided, however, that any shares of Common Stock Equivalents issued by NRG in violation of its obligations under Article II of this Agreement shall not be deemed outstanding for the purpose of determining the Ownership Percentage.

         "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

         "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled, directly or indirectly, by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof. "Subsidiary," when used with respect to NSP or NRG, shall also include any other entity Affiliated with NSP or

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NRG, as the case may be, that NSP and NRG may hereafter agree in writing shall be treated as a "Subsidiary" for the purposes of this Agreement.

         1.2 Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE II

                                     OPTION

         2.1 Option. NRG hereby grants to NSP, on the terms and conditions set forth herein, a continuing right (the "Option") to purchase from NRG, at the times set forth herein, the number of shares of Common Stock provided in the first sentence of Section 2.3. The Option shall be assignable, in whole or in part and from time to time, by NSP to any NSP Entity. The exercise price for the shares of Common Stock purchased pursuant to the Option shall be the Market Price of the Common Stock as of the date of first delivery of an Exercise Notice with respect to the Option by NSP (or its permitted assignee hereunder) to NRG.

         2.2      Notice.

                  (a) At least 20 business days prior to the date NRG issues Common Stock Equivalents (other than (i) in connection with the Initial Public Offering or any Follow On Offering, including the full exercise of all underwriters' over-allotment options granted in connection therewith, (ii) issuances of Common Stock Equivalents to any NSP Entity and (iii) pursuant to any stock option issued under any executive or employee benefit or compensation plan maintained by NRG (an "Employee Option")) that, in the absence of a full or partial exercise of the Option, would result in any reduction in the Ownership Percentage (other than a reduction that does not reduce the Ownership Percentage to below eighty percent (80%)), NRG will notify NSP in writing (an "Option Notice") of the date on which such issuance could first occur. Each Option Notice must specify the date on which NRG intends to issue additional shares (such issuance being referred to herein as an "Issuance Event" and the date of such issuance as an "Issuance Event Date"), the number of shares NRG intends to issue or may issue, and the other terms and conditions of such Issuance Event.

                  (b) Within 20 business days prior to the beginning of each fiscal quarter, NRG will notify NSP in writing of the number of shares that could be issued in such quarter pursuant to any Employee Option (the "Quarterly Plan Notice"). Each Quarterly Plan Notice must specify the number of shares NRG could be bound to issue, the exercise price(s) at which shares would be issued, and any other material terms and conditions of such issuances. The "Issuance Event" described in a Quarterly Plan Notice shall be deemed to include all shares issuable in such quarter, and the first day of such quarter shall be deemed the "Issuance Event Date" for all shares to be issued in such quarter. NRG shall not permit the issuance of any Common Stock Equivalents pursuant to any Employee Option in such quarter in excess of the number identified in the Quarterly Plan Notice.

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             (c) At least 30 business days prior to the date NRG issues Common
Stock Equivalents pursuant to a Follow On Offering that, in the absence of a full or partial exercise of the Option, would result in any reduction in the Ownership Percentage to below eighty percent (80%), NRG will provide an Option Notice to NSP, which notice shall include the date on which such issuance could first occur and the anticipated price range per Common Stock Equivalent at which NRG would consummate such Follow On Offering.

         2.3 Option Exercise and Payment. The Option may be exercised upon the occurrence of each Issuance Event by NSP (or any NSP Entity to which all or any part of the Option has been assigned) for a number of shares equal to or less than the number of shares, if any, that are necessary for the NSP Entities to maintain, in the aggregate, the Ownership Percentage prior to giving effect to
(a) the applicable Issuance Event and (b) any prior Issuance Event with respect to which and to the extent NSP had not exercised this Option in full; provided, however, that the exercise price with respect to shares subject to the Option as a result of such prior Issuance Event for which notice was given pursuant to
Section 2.2(a) or 2.2(b) shall be determined as of the Issuance Date associated with such prior Issuance Event. The Option may be exercised at any time after receipt of an Option Notice and prior to the Issuance Event Date by the delivery to NRG of a written notice to such effect (an "Exercise Notice") specifying (i) the number of shares of Common Stock to be purchased by NSP, or any of the NSP Entities (which may be expressed as a percentage of the shares identified in the Option Notice) and (ii) a calculation of the exercise price for such shares. Upon any such exercise of the Option, NRG will, prior to the applicable Issuance Event Date, deliver to NSP (or any NSP Entity designated by NSP), against payment therefor, certificates (issued in the name of NSP or its permitted assignee hereunder or as directed by NSP) representing the shares of Common Stock being purchased upon such exercise. Payment for such shares shall be made by wire transfer or intrabank transfer of immediately-available funds to such account as shall be specified by NRG, for the full purchase price for such shares. In the event the Exercise Notice is being delivered with respect to a Follow On Offering, the Exercise Notice shall be delivered within 10 business days of receipt of the Option Notice, and shall constitute an irrevocable offer to buy the shares of Common Stock included in the Exercise Notice at the Market Price upon closing of the Follow On Offering. If NSP fails to give the Exercise Notice within such 10 business days, NRG shall not be obligated to sell shares to NSP at the closing of such Follow On Offering.

         2.4 Effect of Failure to Exercise. Except as provided in Section 2.3 and 2.5, any failure by NSP to exercise the Option, or any exercise for less than all shares purchasable under the Option, in connection with any particular Issuance Event shall not affect NSP's right to exercise the Option in connection with any subsequent Issuance Event.

         2.5 Termination of Option. The Option shall terminate upon the occurrence of any Issuance Event that, after considering NSP's response thereto and to any other Issuance Events, results in the Ownership Percentage being less than 30%, other than any Issuance Event in violation of this Agreement. The Option, or any portion thereof assigned to any NSP Entity other than NSP, also shall terminate in the event that the Person to whom the Option, or such portion thereof has been transferred, ceases to be a NSP Entity for any reason whatsoever. The Option shall also terminate at the election of NSP.


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                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 Limitation of Liability. Neither NSP nor NRG shall be liable to the other for any special, indirect, incidental or consequential damages of the other arising in connection with this Agreement.

         3.2 Affiliates. NSP agrees and acknowledges that it shall be responsible for the performance by each NSP Entity of the obligations hereunder applicable to such NSP Entity.

         3.3 Amendments. This Agreement may be amended only by a writing duly executed by or on behalf of each of the parties hereto; provided that, any amendments materially adverse to NRG shall be approved by a majority of the directors of NRG who are not affiliated with NSP.

         3.4 Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision of the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

         3.5 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested or (c) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (c) shall also be sent pursuant to clause
(b)), addressed as follows:

         (a)      if to NRG, to:

                           NRG Energy, Inc.
                           1221 Nicollet Mall, Suite 700
                           Minneapolis, MN  55403
                           Attn:  General Counsel

         (b)      If to NSP, to:

                           Northern States Power Co.
                           414 Nicollet Mall
                           Minneapolis, MN  55401
                           Attn:  General Counsel

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.



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         3.6  Further Assurances. NSP and NRG shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instrument delivered pursuant hereto.

         3.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

         3.8 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Delaware.

         3.9 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

         3.10 Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

         3.11 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                           NORTHERN STATES POWER COMPANY


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title



                                           NRG ENERGY, INC.
                                           By:
                                               ---------------------------------
                                           Name:
                                           Title


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